Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the Diversey Holdings, Ltd. 2021 Omnibus Incentive Plan of our report dated March 1, 2021, with respect to the financial statement of Diversey Holdings, Ltd. included in its Registration Statement on Form S-1, as amended (No. 333-253676) and related Prospectus, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Charlotte, North Carolina

April 13, 2021

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-XXXXX) pertaining to the Diversey Holdings, Ltd. 2021 Omnibus Incentive Plan of our report dated March 1, 2021, with respect to the consolidated financial statements and schedule of Constellation (BC) 2 S.á r.l. included in the Registration Statement, as amended (Form S-1 No. 333-253676) and related Prospectus of Diversey Holdings, Ltd, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Charlotte, North Carolina

April 13, 2021